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                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT


        THIS SECOND AMENDMENT (this "SECOND AMENDMENT") is made as of August 5, 2005, by and among Narrowstep Limited (registered number 4412126) (the "SUBSIDIARY"), Narrowstep Inc., a Delaware corporation (the "COMPANY"), and Iolo Jones, an individual residing at 103B South Hill Park, London NW3 2SP (the "EMPLOYEE"), to amend certain provisions of the Agreement dated May 10, 2002 between the Subsidiary and the Employee regarding the terms of the Employee's employment with the Subsidiary, as previously amended by that certain First Amendment thereto dated as of November 24, 2004 by and among the Company, the Subsidiary and the Employee (collectively, the "EMPLOYMENT AGREEMENT"). Capitalized terms not defined herein have the meanings set forth in the Employment Agreement.

                          W I T N E S S E T H T H A T:

        WHEREAS, the Subsidiary and the Employee entered into the Employment Agreement; and

        WHEREAS, the parties hereto desire to amend certain provisions of
Schedule 1 to the Employment Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.      AMENDMENT OF SCHEDULE 1.

                A. Pursuant to Schedule 1 to the Employment Agreement, the Employee's Remuneration is currently stated in the Employment Agreement as follows: "...Employee's Remuneration shall initially, commencing on June 1, 2003, be base salary at the annualized rate of (pound)42,000 per year payable in accordance with the customary payroll practices of the Subsidiary, as they may be in effect from time to time (the "BASE SALARY"). The parties further agree that, upon the Company first recording gross profits (as determined on a consolidated basis and in accordance with U.S. Generally Accepted Accounting Procedures ("US GAAP")) for any fiscal quarter, the Employee's Base Salary shall be increased, effective upon the first day of the next fiscal quarter of the Company, to (pound)90,000, and thereafter will be reviewed from time to time by the Compensation Committee of the Board of Directors of the Company or the Subsidiary or the Board of Directors of the Subsidiary itself if the Company and the Subsidiary do not maintain such a committee, for further increases (but not decreases), as such body shall determine in its sole discretion."

                B. The parties agree that, in satisfaction and in lieu of such requirements, Schedule 1 to the Employment Agreement is hereby amended to reflect that, commencing and effective as of January 1, 2005, the Employee's Remuneration shall be (pound)80,000 per year, payable in accordance with the customary payroll practices of the Subsidiary, as they may be in effect

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from time to time (the "BASE SALARY"). The Base Salary will be reviewed from time to time by the Compensation Committee of the Board of Directors of the Company or the Subsidiary or the Board of Directors of the Subsidiary itself if the Company and the Subsidiary do not maintain such a committee, for further increases (but not decreases), as such body shall determine in its sole discretion.

        2. RATIFICATION OF EMPLOYMENT AGREEMENT. Except as expressly amended or modified pursuant to the terms of this Second Amendment, the Employment Agreement shall continue in full force and effect. Employee hereby waives any and all rights, whether accrued or contingent, which he may otherwise have had under the Employment Agreement pursuant to provisions thereof which have been modified or superceded by this Second Amendment, except, in all cases, as arise as a result of the provisions hereof. The clarifications and amendments to the Employment Agreement contained in this Second Amendment shall be considered an integral part of the Employment Agreement.

        3. CHOICE OF LAW. This Second Amendment shall be governed and interpreted in accordance with English law.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]




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        EXECUTED as a DEED for and on behalf of the Subsidiary by:




                                                /s/ Iolo Jones
                                                --------------
                                                Director



                                                /s/ Conrad Nortier
                                                ------------------
                                                Secretary



        EXECUTED as a DEED for and on behalf of the Company by:




                                                /s/ Conrad Nortier
                                                ------------------
                                                Title:


        Signed by the said IOLO JONES:



                                                /s/ Iolo Jones
                                                --------------
                                                Iolo Jones

        In the presence of:


                                                /s/ Sze Fairman
                                                ---------------
                                                Name:



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